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                                                                    Exhibit 99.6
                                                          Allen & Company Letter
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                     [ALLEN & COMPANY -- LETTERHEAD]
                                                                   Exhibit 99.6

                                                                   July 31, 1997

Via Telecopier
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Playnet Technologies, Inc.
One Maritime Plaza
San Francisco, California 94111

Attention: Mr. Shmuel Cohen

Dear Mr. Cohen,

     At the request of PlayNet Technologies, Inc. ("PlayNet"), the undersigned, Allen & Company Incorporated ("Allen"), hereby confirms that PlayNet and Allen are currently engaged in discussions regarding the potential repayment or restructuring of Senior Secured Notes in the aggregate amount of $1.5 million issued by PlayNet to Allen and certain other investors since December 1996.

                                        Very truly yours,

                                        Allen & Company Incorporated

                                           /s/ James W. Quinn
                                        By:___________________________
                                           James W. Quinn